EXHIBIT 99.1
Regency Energy Partners LP Reports Financial Results for First Quarter of 2006
DALLAS—(BUSINESS WIRE)— May 15, 2006 – Regency Energy Partners LP (Nasdaq: RGNC) (“Regency” or the “Partnership”) today reported its financial results for the first quarter ended March 31, 2006.
For the first quarter of 2006, the Partnership reported a net loss of $6.3 million. This net loss included a charge against earnings of $9 million for fees paid by the Partnership to terminate two long-term management services contracts in connection with its initial public offering on February 3, 2006. The fees were paid out of the proceeds from the initial public offering. For the first quarter of 2005, the Partnership had a net loss of $15.1 million, which included an unrealized loss from risk management activities of $18.3 million.
Revenue for the quarter increased 89% to $201.5 million compared to $106.6 million for the first quarter 2005. Adjusted segment margins increased 46% to $27.1 million compared to $18.6 million in the prior-year first quarter. The Partnership’s adjusted EBITDA increased 43% to $16.4 million compared to $11.5 million in the corresponding 2005 period.
“We are proud of Regency’s accomplishments during the first quarter, starting with our successful transformation into a publicly traded master limited partnership” said James W. Hunt, Chairman, President and Chief Executive Officer of Regency. “The completion of the $157 million Regency Intrastate Enhancement Project has transformed our business, as can be seen by our transportation volumes increasing by more than 150% over last year’s first quarter.”
CASH DISTRIBUTIONS
On April 27, 2006, the Partnership announced a prorated cash distribution of 22.17 cents per common and subordinated unit for the period from the closing of the Partnership’s initial public offering on February 3, 2006 through March 31, 2006. This prorated quarterly distribution equates to $0.35 per unit for a complete quarter, or $1.40 per unit on an annual basis.
Regency’s cash available for distribution for the first quarter of 2006 was $8.7 million, or 1.9 times the amount required to cover its first quarter distribution to common unitholders. Regency’s cash available for distribution for the first quarter of 2006 was 1.0 times the amount required to cover its first quarter distribution to the general partner and all limited partners, including subordinated unitholders.

ORGANIC GROWTH PROJECTS
Regency is delivering on the Partnership’s organic growth strategy. On May 1, 2006, the Partnership completed a new $8 million 200 MMcf per day dewpoint control facility in Bossier Parish, Louisiana. “We are pleased that this facility came online on schedule and is currently operating at 120,000 thousand MMBtu per day, which exceeds our 2006 volume forecast,” said Mr. Hunt.
“I am also pleased to announce that Regency’s Board of Directors approved last week two new organic growth projects totaling $36 million,” said Mr. Hunt. The larger of these two projects will add capacity to our intrastate pipeline by adding compression and looping a 16-mile portion of the western end of the pipeline. The other project will add an additional 200 MMcf per day dewpoint control facility in North Louisiana. We expect these projects to be operational during the third and fourth quarters of this year.”
REVIEW OF SEGMENT PERFORMANCE
Gas Gathering & Processing — The Gas Gathering & Processing segment includes the Partnership’s natural gas processing and treating plants, low pressure gathering pipelines, NGL pipeline and related NGL marketing activities. Segment margin for Gas Gathering & Processing was $17.5 million for the first quarter of 2006, compared to a loss of $2.2 million for the 2005 first quarter. Adjusted segment margin for Gas Gathering & Processing, which adjusts for non-cash hedging gains and losses, was $17.2 million for the first quarter of 2006, compared to $16.1 million for the 2005 first quarter.
Total throughput volumes for the Gas Gathering & Processing segment averaged 300 thousand MMBtu per day of natural gas, and produced NGLs averaged 13,862 barrels per day for the quarter ending on March 31, 2006 compared to 311 thousand MMBtu per day of natural gas, and 15,524 barrels for produced NGLs for the same quarter in 2005. The decrease in NGL production is primarily attributable to the closure of the Partnership’s Lakin processing facility in August 2005, which allowed the Partnership to significantly reduce its keepwhole exposure by converting several contracts to a fee-based structure.
Gas Transportation — The Gas Transportation segment includes the Partnership’s natural gas transportation pipelines and related facilities and activities. Segment margin for the Gas Transportation was $9.9 million compared with $2.4 million for the 2005 first quarter. Total transportation throughput volumes for the Gas Transportation segment averaged 438 thousand MMBtu per day of natural gas for the quarter compared to 174 thousand MMBtu per day of natural gas for the corresponding quarter in 2005.

TELECONFERENCE
Regency will hold a teleconference to discuss first-quarter results today at 10:00 a.m. Central time (11:00 a.m. Eastern time). The dial-in number for the call is 1-800-798-2884 in the United States or +1-617-614-6207 outside the United States, passcode 69569510. A live webcast of the call can be accessed on the investor information page of Regency’s website at www.regencyenergy.com. A replay of the call will be available for seven days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888), pass code 33334748. A replay and transcript of the broadcast will also be available on the Partnership’s website.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the non-generally accepted accounting principles (“non-GAAP”) financial measures of adjusted EBITDA, cash available for distribution, adjusted segment margin, and adjusted total segment margin, which are key measures of Partnership’s financial performance. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations.
We define adjusted EBITDA as net income (loss) plus interest expense, net, depreciation and amortization expense, unrealized loss (gain) from risk management activities, non-cash put option expirations and loss on debt refinancing.
Adjusted EBITDA is used as a supplemental performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:
—	financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

—	our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure; and

—	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

Our adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate adjusted EBITDA in the same manner.
We define cash available for distribution as EBITDA:
•	plus non-cash items affecting EBITDA, such as non-cash Long-Term Incentive Plan (LTIP) expense and unrealized gains and losses resulting from risk management activities,

•	minus cash interest expense,

•	minus maintenance capital expenditures, and

•	plus cash proceeds from asset sales, if any.
Additionally, in deriving cash available for distribution for the first quarter, we made an adjustment for the termination fee paid in consideration for two contracts, which the Partnership terminated, in connection with it’s initial public offering. It was paid with proceeds from our initial public offering rather than with cash from the Partnership’s operations.
Cash available for distribution is used as a supplemental measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to approximate the amount of Operating Surplus generated by the Partnership during a specific period. Cash available for distribution is a supplemental liquidity measure used by our management and by external users of our financial statements to assess our ability to make cash distributions to our unitholders and our general partner. Cash available for distribution is not the same measure as Operating Surplus or Available Cash, both of which are defined in our Partnership agreement.
Cash available for distribution should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP.
We define adjusted segment margin as segment operating revenues less segment cost of purchases of natural gas and natural gas liquids plus unrealized losses (gains) from risk management activities and non-cash put option expirations. Our adjusted total segment margin equals the sum of our Gas Gathering and Processing adjusted segment margin and Gas Transportation segment margin. Adjusted segment margin is included as a supplemental disclosure because it is a primary performance measure used by management as it represents the results of product purchases and sales, a key component of our operations.
We define adjusted total segment margin as total operating revenues less the cost of purchases of natural gas and natural gas liquids plus unrealized losses (gains) from risk management activities and non-cash put option expirations.

Our segment margin measures may not be comparable to similarly titled measures of other companies because other entities may not calculate segment margin amounts in the same manner.
Schedules presenting Regency’s consolidated statements of operations, segment margin and operating information by segment, as well as schedules reconciling adjusted EBITDA, cash available for distribution, adjusted segment margin, and adjusted total segment margin to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles are available on Regency’s web site at www.regencyenergy.com and as an attachment to this document.
This press release may contain forward-looking statements as defined under the federal securities laws regarding Regency Energy Partners, including projections, estimates, forecasts, plans and objectives. These statements are based on management’s current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include, but are not limited to, changes in laws and regulations impacting the gathering and processing industry, the level of creditworthiness of the Partnership’s counterparties, the Partnership’s ability to access the debt and equity markets, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership’s transactions, changes in commodity prices, interest rates, demand for the Partnership’s services, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited and is subject to change.
Regency Energy Partners LP (NASDAQ: RGNC) is a midstream master limited partnership that gathers, treats, compresses, processes, transports and markets natural gas and transports and markets natural gas liquids. For more information, visit the Regency Energy Partners LP web site at www.regencyenergy.com.

CONTACT:
Investor Relations:
Shannon Ming
Director, Investor Relations
Regency Energy Partners
214-239-0093
Shannon.ming@regencygas.com
Media:
Mark Semer
Kekst and Company, Inc.
212-521-4802

Consolidated Statements of Operations

	Three Months Ended March 31,
($ in thousands except per unit data)	2006	2005
REVENUE
Gas sales	$138,780	$80,189
NGL sales	50,394	36,914
Gathering, transportation and other fees	10,382	5,464
Unrealized/realized gain/(loss) from risk management activities	(1,657)	(19,337)
Other	3,576	3,382

Total revenue	201,475	106,612

EXPENSE
Cost of gas and liquids	171,321	104,112
Other cost of sales	2,780	2,237
Operating expenses	6,046	4,874
General and administrative	4,768	2,292
Management services termination fee	9,000	—
Depreciation and amortization	7,477	5,161

Total operating expense	201,392	118,676

OPERATING INCOME (LOSS)	83	(12,064)

OTHER INCOME AND DEDUCTIONS
Interest expense, net	(6,441)	(3,189)
Other income and deductions, net	88	60

Total other income and deductions	(6,353)	(3,129)

NET LOSS FROM CONTINUING OPERATIONS	(6,270)	(15,193)

DISCONTINUED OPERATIONS
Income from operations of Regency Gas Treating LP	—	52

NET LOSS	(6,270)	(15,141)

Less:
Net income through January 31, 2006	1,580

Net loss for partners	$(7,850)

Segment Financial and Operating Data

	Three Months Ended March 31,
($ in thousands, except where noted)	2006	2005

Gathering and Processing Segment
Financial data:
Segment margin	$17,487	($2,171)
Adjusted margin	$17,237	$16,131
Operating data
Throughput (MMbtu/d)	299,719	310,743
NGL gross production (BBls/d)	13,862	15,524

Transportation Segment
Financial data:
Segment margin	$9,887	$2,434
Operating data
Throughput (MMbtu/d)	438,396	173,845

Reconciliation of Non-GAAP Measures to GAAP Measures
Non-GAAP Adjusted EBITDA to GAAP Net Loss

	Three Months Ended March 31,
($ in thousands)	2006	2005

Net loss	($6,270)	($15,141)
Interest expense, net	6,441	3,189
Depreciation and amortization	7,477	5,161

EBITDA (a)	$7,648	($6,791)
Unrealized loss (gain) from risk management activities	(1,053)	18,043
Non-cash put option expiration	803	259
Management services termination fee (b)	9,000	—

Adjusted EBITDA	$16,398	$11,511

a)	Earnings before interest, taxes, depreciation and amortization.

b)	Non-recurring management services termination fee paid with proceeds from our IPO.

Reconciliation of “cash available for distribution” to net cash flows provided by (used in) operating activities and to net loss

Three Months Ended
($ in thousands)	March 31, 2006

Net cash flows provided by (used in) operating activities	$(397)

Add (deduct):
Depreciation and amortization	(7,628)
Risk management portfolio value changes	191
Long-term incentive plan	(314)
Accounts receivable	(13,751)
Other current assets	(742)
Accounts payable and accrued liabilities	18,899
Accrued taxes payable	(179)
Other current liabilities	(12)
Other assets	(2,963)
Other liabilities	626

Net loss	$(6,270)

Add:
Interest expense, net	6,441
Depreciation and amortization	7,477

EBITDA	$7,648

Add (deduct):
Unrealized loss (gain) from risk management activities	(1,053)
Non-cash put option expiration	803
Management services termination fee	9,000
Long-term incentive plan	314
Cash interest expense	(6,251)
Maintenance capital expenditures	(1,811)

Cash available for distribution	$8,650

Non-GAAP Adjusted Segment Margin to Non-GAAP Segment Margin

	Three Months Ended March 31,
($ in thousands)	2006	2005

Gathering and Processing Segment
Segment margin	$17,487	($2,171)
Unrealized loss (gain) from risk management activities	(1,053)	18,043
Non-cash put option expiration	803	259

Adjusted Segment Margin	$17,237	$16,131

Non-GAAP Adjusted Total Segment Margin to GAAP Net Loss

	Three Months Ended March 31,
($ in thousands)	2006	2005

Net loss	($6,270)	($15,141)
Add:
Operating expenses	6,046	4,874
General and administrative	4,768	2,292
Management services termination fee (a)	9,000	—
Depreciation and amortization	7,477	5,161
Interest expense, net	6,441	3,189
Other income and deductions, net	(88)	(60)
Discontinued operations	—	(52)

Total Segment Margin	$27,374	$263
Unrealized loss (gain) from risk management activities	(1,053)	18,043
Non-cash put option expiration	803	259

Adjusted Total Segment Margin	$27,124	$18,565

a)	Non-recurring management services termination fee paid with proceeds from our IPO.